Exhibit 11


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                  Exhibit 11
                              Statement Re: Computation of Per Share Earnings

                                                    Three Months Ended                                 Nine Months Ended
                                                         July 31,                                          July 31,
                                    ------------------------------------------------------------------------------------------------
                                              2000                      1999                     2000                     1999
                                    ------------------------------------------------------------------------------------------------
(in thousands, except per share amount)
                                        Basic      Diluted       Basic      Diluted       Basic      Diluted      Basic      Diluted
                                    ------------------------------------------------------------------------------------------------
Net income                           $     407    $     407    $     400   $     400    $   1,467   $   1,467    $  1,129  $   1,129

Weighted average shares
  outstanding                            5,952        5,952        5,947       5,947        5,952       5,952       5,989      5,989

Assumed issuances under
  stock options plans
                                             -           74            -          97            -          67           -         87
                                    ------------------------------------------------------------------------------------------------
                                         5,952        6,026        5,947       6,044        5,952       6,019       5,989      6,076


Earnings per common share            $    0.07    $    0.07    $    0.07   $    0.07    $    0.25   $    0.24    $   0.19   $   0.19
                                    ================================================================================================